Exhibit 32.1

Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Teavana Holdings, Inc. (the “Company”) on Form 10-Q for the period ended July 29, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew T. Mack, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Andrew T. Mack

Andrew T. Mack Chief Executive Officer (Principal Executive Officer) September 10, 2012

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.